         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                   Exhibit 10.12
                                                                   -------------

                        SERVICES AND LICENSE AGREEMENT


     This Services and License Agreement ("Agreement"), effective as of October 29, 1997 ("Effective Date"), is made by and between Lycos, Inc., a Delaware Corporation with a principal place of business at 500 Old Connecticut Path, Framingham, MA. 01701-4576 ("Lycos"), and Engage Technologies, Inc., a Massachusetts Corporation with a principal place of business at 100 Brickstone Square, Andover, MA 01810 ("Engage").

                                   Recitals
                                   --------

     A. Lycos is the owner or Licensee of certain Web services (collectively, the "Lycos Services"), which are accessible through the URL www.lycos.com (the "Lycos Site");

     B. Engage provides open, standards-based software solutions that enable companies to distinguish, understand and engage prospects and customers in personalized communications over the Web.

     C. The purpose of this Agreement is to address Lycos' requirement for a visitor profiling system with the capability to drive visitor-specific applications. The system integrates advanced Neural Network technology from Nestor, Inc. for the decision rule engine with the Engage large-scale clickstream data processing capability. The system offers an optimized approach to Lycos' long-term requirements and is aimed at strengthening the Lycos brand with an industry-leading capability in visitor profiling, clickstream data mining and personalization of services and content.

     D. Engage agrees to provide stated service in exchange for Lycos' public support of the Engage Suite of products and access to Lycos' clickstream data.

     E. Lycos and Engage desire to enter other arrangements as more particularly described herein.

     NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Lycos and Engage hereby agree as follows:

                                     Terms
                                     -----

     1.   Lycos will:
          ----------

     a) Lycos will provide Engage with the specifications of the various NT-based servers on which Engage will install the Web server kits.

     b) Lycos will provide Engage with a map of Lycos' Web site operations and product areas as well as detailed traffic volume data per respective areas to enable resource planning at the hosting facility in Andover. Lycos will include a determination of the amount of data it wishes to maintain online at Engage's hosting facility.

     c) Lycos will provide Engage with a content description of Lycos' Web site pages to enable classification and will work with Engage in specifying the number of categories which should be addressed by the user profiling system.

     d) Lycos will provide a Windows NT-based server at Lycos' operations site to load and operate the Engage Discover decision support module.

     e) Lycos will facilitate and manage the technical interface between Engage, Lycos and Accipiter.

     f) Lycos will work with Nestor Interactive, Inc. ("Nestor") to develop the models for the Communication Strategies driving the personalization services application and will endeavor in becoming thoroughly familiar in the usage of Nestor-provided operator controls for managing Communications Strategies and content serving.

     g) Lycos will provide open access to its operations team for representatives of Engage and Nestor, Inc. and will designate a team leader on Lycos' side responsibilities for direct interface with the Engage-Nestor team with technical responsibilities in the following three main areas: a) operations and data communications, b) personalization services, and c) advertising management.

     h) Lycos grants to Engage a non-exclusive, perpetual, world wide, fully paid up, royalty free license to use all Lycos, Inc. clickstream data provided to Engage under this Agreement. Engage may retain the clickstream data indefinitely and shall be allowed to merge, transform, enhance or perform operations on the data for further resale on the marketplace with the expressed limitations that (i) such data may not be aggregated and presented in a form or manner that would permit it to be identified as Lycos' and (ii) such data shall not contain the means to identify personal and confidential data provided by Lycos' users and/or the means to associate identifiable individual Lycos' users to an observed behavior or interest profile. Engage technologies shall be further prohibited from the sale or transfer of unprocessed Lycos data to any third party.

     i) Lycos will provide marketing support of the Engage Suite of products in return for successful installment of Engage Suite modules. Furthermore, Lycos agrees to endorse commercial versions of the Engage Suite of products and allow Lycos' name to be used in Engage's product packaging, advertising collateral, press releases (as set forth below) and on the Engage website in support of the marketing and sale of commercial versions of the full range of Engage' Suite of products. Lycos will provide an overall level of marketing support no less than the level of marketing support provided by Lycos to Nestor pursuant to that certain Letter Agreement between Lycos and Nestor, a true copy of which is attached hereto as Appendix A and incorporated herein by reference. Each promotional item must be approved in advance by Lycos, which approval shall not be unreasonably withheld.

     j) Lycos' performance under this Agreement is governed by the Statement of Work attached hereto as Appendix B and incorporated herein by reference.

     k) Lycos will ensure that no action (or inaction, as the case may be) by Lycos causes a material breach under that certain Agreement between Nestor and Engage, a true copy of which is attached hereto as Appendix C and incorporated herein by reference.

     2.   Engage will:
          -----------

     a) Engage will provide Lycos with software and services defined below as "Engage Suite" modules (Engage.Journal, Engage.Portrait, Engage.Link, Engage.Discover), the use of which shall be subject to the Engage Software License Agreement attached hereto as Appendix D and incorporated herein by reference, and "Engage Hosting Services" enabling Lycos to reach the following operational objectives:

          1. To Collect, classify and categorize site visitor activity data, also defined as "clickstream data", from the Web servers and product areas determined by Lycos;
          2. To generate and update a database of registered users with their corresponding interests and activity log data;
          3. To generate and update a database of anonymous users with their corresponding interests and activity log data;
          4. To generate user profiles from which personalized services and targeted content can be served to users;
          5.   To generate user profiles allowing improved ad targeting; and

          6. To provide reporting and analysis tools for measuring site activity.

     b) Engage will install and test a host server for Lycos' operations at Engage's Andover facility. This host server, defined as "Engage Hosting Services", will be configured to provide sufficient data storage and processing resources to allow uninterrupted processing of Lycos data on a 7 day/24 hours per day basis and according to the volume and schedule determined by Lycos as well as the length of time required to maintain data online. This is a material term of this Agreement.

     c) Engage will install and test Web Server kits at Lycos' operations in the Windows-NT servers defined by Lycos. These kits will provide the data collection capability (Engage.Journal) and the user registration capability (Engage.Portrait).

     d) Engage will procure, install and test the necessary data communication channels, hardware and software, under the sub-contract from Navisite, to transmit raw clickstream data from Lycos' operations in Pittsburgh to Engage's facility in Andover and return processed user profiles from Andover back to Pittsburgh.

     e) Engage will build the Lycos site classification tables for the personalization areas and other sections of Lycos' site which are complementary to the search engine function.

     f) Engage will install and test the Engage.Discover decision support tool and database at Lycos' site and at the Andover hosting facility providing Lycos with the capability to carry out the queries on the processed data.

     g) Engage will install and test the Engage.Link Web Server kit at Lycos' designated server. This module will be used by the applications to retrieve user profiles for the content personalization application.

     h) Engage will provide data inputs in the form of user profiles generated by the Engage software to Lycos' ad targeting system (Accipiter) and will work with Lycos' advertising management team in formatting the data according to the ad server engine requirement and as defined by the Lycos technical operations team.

     i) Engage will develop in conjunction with Nestor, an integrated system consisting of Engage user profiling software and Nestor Neural Network rule engine. This is a material provision of this Agreement. Notwithstanding the foregoing, however, Engage shall not be liable for any breach of this

     Agreement caused by the failure of any software provided by Nestor if Engage procures a reasonably acceptable replacement for such failed software within forty-five (45) days after written notice from Lycos. This integrated system will be hosted at Engage's facilities in Andover and will be the platform from which Lycos' personalization services servers will operate.

     j) Engage will migrate the full Windows NT-based application to the main Lycos operation running under Digital UNIX/Netscape 2.0 (or higher) web server environment within 30 days of Lycos upgrading to Netscape 2.0 (or higher).

     k) Engage will provide Lycos with software updates for Engage software modules installed at Lycos provided Lycos' operations remain on the server software environments discussed above.

     l) Engage will place in escrow with Data Securities International, Inc. ("DSI"), pursuant to the FlexSAFE Escrow Agreement attached hereto as Appendix E and incorporated herein by reference, a copy of the source code for each component of the Engage Suite that is owned by Engage, e.g., Engage.Journal, Engage.Link, and Engage.Portrait, and Engage will use commercially reasonable efforts to acquire the rights to place into escrow, for Lycos' protection, the source code for each component of the Engage Suite that is licensed by Engage from a third party. In the event the Escrow Material is distributed by the Escrow Agent to the License pursuant to the FlexSAFE Escrow Agreement, and provided that Lycos is in compliance with the terms of the Software License Agreement attached hereto as Appendix D and incorporated herein by reference ("Software License Agreement"), Engage hereby grants to Lycos a non-exclusive, non-transferable limited license to permit only its employees with a "need to know," who have signed a confidentiality agreement with Lycos containing terms no less protective of Engage's rights than those in this paragraph, the right to use the Source Code only on Lycos' facilities and solely to support Lycos' use of the object code form of the Engage Suite as permitted in the Software License Agreement. Lycos shall maintain the Source Code in strict confidence and shall not use, reproduce, modify, access, disclose, reverse engineer, display, transfer or transmit the Source Code, except as expressly permitted herein. This limited Source Code license is further subject to the same Software License Agreement restrictions as govern Lycos' use of the Engage Suite, provided that the terms of this Section 2(1) shall govern over any conflicting terms in the Software License Agreement. Without in any way limiting the generality of the foregoing, Licensee shall not be permitted to sell or license the Escrow Material to any third party and Lycos shall return the Source Code to Engage immediately upon the cure, cancellation, removal or other termination or expiration of the event giving rise under the Escrow Agreement to the release of the Source Code. Lycos will reimburse Engage, promptly upon receipt of an invoice from DSI, $1,750 towards the cost of establishing the FlexSAFE Escrow Agreement. Engage will pay all future charges owed to DSI, and will provide Lycos with proof of payment.

     m) Engage's performance under this Agreement is governed by the Statement of Work attached hereto as Appendix B and incorporated herein by reference.

     3.   Term.  The term ("Term") of this Agreement shall commence on the
          ----
          Effective Date hereof and continue until October 1, 1998 unless terminated earlier as provided in section 10 below. This Agreement shall renew automatically for successive one year periods unless either party gives written notice of cancellation to the other party within thirty (30) days prior to the commencement of any such renewal date.

     4.   Pricing.  The pricing for hosting and integration services provided by
          -------
          Engage to Lycos under this Agreement are set forth in Appendix F Pricing.

     5.   License.  Engage grants Lycos a license to use the Engage Suite
          -------
          modules during the term of this Agreement subject to the terms and conditions of the Software License Agreement to be put in place between Engage and Lycos.

     6.   Representations and Warranties of Engage.  In order to induce Lycos to
          ----------------------------------------
          enter into this Agreement, Engage hereby warrants and represents as follows:

     a)   Status. Engage is a corporation in good standing under the laws of the
          ------
     state of its organization, and has the full right, power and authority to enter into this Agreement and to grant the rights herein granted.

     b)   No Conflicting Obligations. The performance by Engage pursuant to this
          --------------------------
     Agreement and/or the rights herein granted to Lycos will not conflict with or result in a breach or violation of any of the terms or provision of, or constitute a default, under any organizational instruments of Engage or any agreement to which Engage is a party or to which it is bound.

     c)   Right to License.  Engage possesses the full right and authority to
          ----------------
     license the Engage Suite modules and the Engage's trademarks, service marks, and the like (the "Engage Marks") used in connection therewith. Engage is the sole owner and/or has the right to license, and shall continue to own and/or have the right to license, throughout the Term of the Agreement the Engage Suite modules and each element thereof.

     d)   Compliance with Laws and Regulations.  Engage shall comply with all
          ------------------------------------
     applicable laws, statutes, ordinances, rules and regulations of each county, state, city or other political entity.

     e)   Clearances.  Engage shall clear all rights in the Engage Suite modules
          ----------
     and Engage marks and all elements thereof for use as provided herein. All fees of any nature, including, without limitation, residuals, royalties, reuse, health and welfare payments, and similar or dissimilar fees due to third parties for rights necessary to exploit the Engage Suite modules and Engage Marks, as provided herein, shall be the sole responsibility of Engage.

     f)   No Infringement. Engage has the right to enter into this Agreement and
          ---------------
     to grant to Lycos the license provided herein and neither the Engage Suite modules, Engage Marks, nor any other materials or any elements or parts thereof, shall violate or infringe upon the copyright, literary, privacy, publicity, trademark, service mark or any other personal, moral or property right of any person, or shall same constitute a libel or defamation of any person whatsoever.

     g)   General.  EXCEPT FOR THE FOREGOING REPRESENTATIONS AND WARRANTIES AND
          -------
     THE REPRESENTATIONS AND WARRANTIES IN THE SOFTWARE LICENSE AGREEMENT ATTACHED AS APPENDIX D, ENGAGE TECHNOLOGIES MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE WHICH WOULD EXTEND BEYOND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN.

     7. Representations and Warranties of Lycos. In order to induce Engage to enter into this Agreement, Lycos represents and warrants that:

     a)   Corporate Status.  Lycos is a corporation in good standing under the
          ----------------
     laws of the State of Delaware, and has the full right, power and authority to enter into this Agreement and to grant the rights herein granted.

     b)   No Conflicting Obligations.  The performance by Lycos pursuant to this
          --------------------------
     Agreement and/or the rights herein granted to Engage will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any organizational instruments of Lycos or any agreement to which Lycos is a party or to which it is bound.

     c)   Right to License.  Lycos possesses the full right and authority to
          ----------------
     provide access to the Lycos Site and to license the Lycos Services and Lycos' trademarks, service marks and the like (the "Lycos Marks"). Lycos is the sole owner and/or has the right to license, and shall continue to own and/or have the right to license, throughout the term of this Agreement, all right, title and interest in and to the Lycos Site and each element thereof.

     d)   Compliance with Laws and Regulations.  Lycos shall comply with all
          ------------------------------------
     applicable laws, statutes, ordinances, rules and regulations of each county, state, city or other political entity.

     e)   Clearances.  Lycos shall clear all rights in the Lycos site and all
          ----------
     elements thereof for use as provided herein. All fees of any nature, including, without limitation, residuals, royalties, reuse, health and welfare payments, and similar or dissimilar fees due to third parties for rights necessary to exploit the Lycos Site, as provided herein, shall be the sole responsibility of Lycos.

     f)   No Infringement.  Lycos has the right to enter into this Agreement and
          ---------------
     to grant to Engage the license provided herein and neither the Lycos Site nor any other materials or any elements or parts thereof, shall violate or infringe upon the copyright, literary, privacy, publicity, trademark, service mark or any other personal, moral or property right of any person, nor shall same constitute a libel or defamation of any person whatsoever.

     g)   General.  EXCEPT FOR THE FOREGOING REPRESENTATIONS AND WARRANTIES,
          -------
     LYCOS MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE WHICH WOULD EXTEND BEYOND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN.

     8.   Indemnification.
          ---------------

     a)   Engage Indemnity. Engage will at all times indemnify and hold harmless
          ----------------
     Lycos and its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by Engage in this Agreement. Lycos shall give Engage prompt written notice of any claim, action or demand for which indemnity is claimed. Engage shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. Lycos shall have the right to participate in any defense of a claim by Engage with counsel of Lycos' choice at Lycos' own expense. The foregoing indemnity is conditioned upon: prompt written notice by Lycos to Engage of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Engage; and such reasonable cooperation by Lycos in the defense as Engage may request.

     b)   Lycos Indemnity.  Lycos will at all times defend, indemnify and hold
          ---------------
     harmless Engage and its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by Lycos in this Agreement. Engage shall give Lycos prompt written notice of any claim, action or demand for which indemnity is claimed. Lycos shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. Engage shall have the right to participate in any defense of a claim by Lycos with counsel defense of Engage chose at its own expense. The foregoing indemnity is conditioned upon; prompt written notice by Engage to Lycos of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Lycos; and such reasonable cooperation by Engage in the defense of Lycos may request.

     9.   Confidentiality, Press Release.
          ------------------------------

     a)   Non-Disclosure Agreement. The parties agree and acknowledge that, as a
          ------------------------
     result of negotiating entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the Term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose to the other party's Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure.

     b)   Confidential Information Defined.  As used in this Agreement, the term
          --------------------------------
     "Confidential Information" refers to: (i) the terms and conditions of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; and (iii) other information relating to either party that is not generally known to the public, including information relating to either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term "Confidential Information" specifically excludes (A) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that either party can show that those same employees or agents had no access to the Confidential Information received hereunder.

     c)   Press Releases.  Lycos and Engage may jointly prepare press releases
          --------------
     concerning the existence of this Agreement and the terms hereof.
     Otherwise, no public statements concerning the existence or terms of the Agreement and shall be made or released to any medium except with the prior approval of Lycos and Engage or as required by law.

     10.  Termination.  Either party may terminate this Agreement if (a) the
          -----------
          other party files a petition for bankruptcy or is adjudicated bankrupt; (b) a petition in bankruptcy is filed against the other party and such petition is not dismissed within sixty (60) days of the filing date; (c) the other party becomes insolvent or makes an assignment for the benefit if its creditors pursuant to any bankruptcy law; (d) a receiver is appointed for the other party or its business. In addition, either party may terminate this Agreement (e) upon the occurrence of a material breach by the other party if such breach is not cured within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach; (f) by mutual consent of the parties; or (g) for failure by either party to fulfill its obligations as set forth in Appendix A Statement of Work.

     11.  Survivability.  Lycos will continue to provide clickstream data to
          -------------
          Engage for a period extending six (6) months from the date of any termination of this Agreement. This Sec. 11 shall survive any termination of this Agreement.

     12.  Relationship of Parties.  Engage and Lycos are independent contractors
          -----------------------
          under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between Engage and Lycos. Neither party has authority to enter into agreements of any kind on behalf of the other.

     13.  Assignment, Binding Effect.  Neither Lycos nor Engage may assign this
          --------------------------
          Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other.

     14.  Choice of Law and Forum.  This Agreement, its interpretation,
          -----------------------
          performance or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, the laws of the Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within said state. Engage hereby consents to the personal jurisdiction of the Commonwealth of Massachusetts, acknowledges that venue is proper in any state or Federal court in the Commonwealth of Massachusetts, agrees that any action related to this Agreement must be brought in a state or Federal court in the Commonwealth os Massachusetts, and waives any objection Engage has or may have in the future with respect to any of the foregoing.

     15.  Good Faith.  The parties agree to act in good faith with respect to
          ----------
          this Agreement and any dispute that may arise related hereto.

     16.  Additional Documents/Information.  The parties agree to sign and/or
          --------------------------------
          provide such additional documents and/or information as may reasonably be required to carry out the intent of this Agreement and to effectuate its purposes.

     17.  Counterparts.  This Agreement may be executed in multiple
          ------------
          counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     18.  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
          the parties hereto with respect to the transactions and matters contemplated by hereby, supersedes all previous agreements between Lycos and Engage concerning the subject matter, and cannot be amended except by a writing signed by both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

     19.  Limitations of Liability.
          ------------------------

     UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES IN EXCESS OF THE AMOUNT RECEIVED BY THE OTHER PARTY UNDER THIS AGREEMENT, PROVIDED THAT THIS SECTION DOES NOT LIMIT EITHER PARTY'S LIABILITY TO THE OTHER FOR (A) WILLFUL AND MALICIOUS MISCONDUCT; (B) DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY;
(C) BODILY INJURY OR DEATH CAUSED BY NEGLIGENCE; OR (D) INDEMNIFICATION OBLIGATIONS HEREUNDER.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.

ENGAGE TECHNOLOGIES, INC.               LYCOS, INC.

By:   /s/Paul Schaut                    By: /s/Edward M. Philip
   ----------------------                  ----------------------------

Name:   Paul Schaut                     Name:   Edward M. Philip
     --------------------                    --------------------------

Title:      CEO                         Title:        COO
      -------------------                     -------------------------

Date:       10/29/97                    Date:        10/29/97
     --------------------                    --------------------------

                                  APPENDIX A

October 29, 1997

Lycos, Inc.
500 Old Connecticut Path
Framingham, MA 01701-4576

Attn:  Edward M. Philip, CFO

Dear Ted:

Reference is made to the request by Lycos, Inc. ("Lycos") that Nestor Interactive, Inc. ("Nestor") deliver and license a copy or copies of Nestor's software program called InterSite (the "Nestor Software") to Engage Technologies, Inc. (the "Licensee") and permit the Licensee to sublicense that copy or copies to Lycos in conjunction with Licensee's license to Lycos of the Engage Enterprise Suite (the "Subject Product").

Nestor is willing to so license and deliver the Nestor Software to Licensee conditioned on and subject to Lycos' agreement to the following:

1. Lycos shall fully comply with all of the terms and conditions of the license of the Subject Product between the Licensee and Lycos.

2. Lycos and Nestor shall jointly release a press release in the form attached hereto, the timing of which shall be subject to both parties' reasonable approval, but no later than December 1, 1997.

3.   As long as Lycos uses the Nestor Software, Lycos shall:

     (i) identify Nestor as Lycos's exclusive vendor of "neural network ad targeting software";
     (ii) maintain on Lycos's Web pages on which the Nestor Software participates in ad selection or personalization, a GIF image (the placements, compositions and sizes of which shall be similar to those of the GIF images of other software providers on such Web pages (if any) and shall in any event be subject to Nestor's advance approval, which approval shall not be unreasonably withheld), which shall be linked to such Web pages as Nestor reasonably may elect from time to time;
     (iii) allow and host such visits to its facilities by potential customers for the Nestor Software as Nestor may reasonably request;
     (iv) participate in such sales conference calls for the Nestor Software as Nestor may reasonably request;

     (v) recommend the Nestor Software as its preferred solution to all Lycos's customers (including without limitation Barnes and Noble, Prodigy, Accipiter, Planet Direct, GTE Corporation, United Parcel Service of America, Inc., and InfoSpace) and other third parties who inquire; and
     (vi)   not in any way disparage the Nestor Software to any third party.

4. Personnel of Lycos reasonably acceptable to Nestor shall present the keynote address at the 1998 InterSite User's Group meeting.

5. If Lycos at any time pays the Licensee a license fee for or in connection with the Subject Product, the continued use of the Nestor Software by Licensee shall be subject to such fee as Nestor and Lycos shall then agree after good faith negotiation.

6. Nestor may immediately terminate the license of the Nestor Software to the Licensee if (i) Lycos and Nestor, each acting in good faith, fail to agree on the fees as provided in paragraph 5 of this letter agreement, (ii) if Lycos fails to fully and timely perform any of its obligations under this letter agreement.

7. Lycos will provide Nestor with 3,000,000 banner advertisements, on a run of site and space available basis, over a three month period.

8. Nestor assumes no obligation or liability for, and Lycos will indemnify, defend and hold Nestor harmless from, any expenses, damages, costs (including reasonable attorneys' fees) or losses resulting from, arising from or relating to (i) the breach by Lycos of any of its agreements or duties contained in this letter agreement or (ii) the use by Lycos of the Nestor Software.

9. Lycos will maintain the confidentiality of, and not disclose to any third party (except the Licensee), the terms and conditions of this letter agreement.

10.  THE NESTOR SOFTWARE IS LICENSED TO THE LICENSEE AS-IS.

11. REGARDLESS OF WHETHER ANY REMEDY HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL NESTOR OR ANY THIRD PARTY SOFTWARE SUPPLIER BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS LETTER AGREEMENT. THE NESTOR SOFTWARE OR THE USE OF THE SAME (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST SAVINGS, LOST PROFITS OR BUSINESS INTERRUPTION), EVEN IF NESTOR AND/OR THE THIRD-PARTY SOFTWARE SUPPLIERS HAVE BEEN INFORMED, ARE AWARE, OR SHOULD BE OR HAVE BEEN AWARE, OF THE POSSIBILITY OF SUCH

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

     DAMAGES. THE SOLE REMEDY FOR ANY DISK OR OTHER MACHINE READABLE MATERIAL SUPPLIED BY NESTOR WHICH IS PHYSICALLY DEFECTIVE SHALL BE REPLACEMENT OF SUCH DISK OR MATERIAL. IN NO EVENT WILL NESTOR OR ANY THIRD-PARTY SOFTWARE SUPPLIERS BE LIABLE IN DAMAGES OR OTHERWISE IN EXCESS OF[**].

12. This letter agreement has been entered into, delivered and is to be governed by, construed, interpreted and enforced in accordance with the laws of the State of New York (without giving reference to choice-of-law provisions) from time to time in effect. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to any of the transactions which are contemplated by this letter agreement.

13. Any dispute arising out of or relating to this letter agreement, a breach hereof, or Lycos' use of the Nestor Software, shall be settled by arbitration before one neutral arbitrator (selected from a panel of attorneys having experience with the knowledge of computers and the computer business) in New York City and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrator to the Parties. In any such proceeding, limited civil discovery shall be permitted for the production of documents, which shall be governed by the Federal Rules of Civil Procedure (without reference to any local rules of a particular court). All issues regarding discovery requests shall be decided by the arbitrator. Judgment upon the award of the arbitrator may be enforced in any court having jurisdiction with respect thereto. The parties hereby consent to the non-exclusive jurisdiction of the courts of the State of New York or to any Federal court located within the State of New York for any action (i) to compel arbitration, (ii) to enforce the award of the arbitrator or, (iii) at any time prior to the qualification and appointment of the arbitrator, for temporary, interim or provisional equitable remedies and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law.

Yours very truly,

NESTOR INTERACTIVE, INC.
By: /s/ Christopher L. Scofield
   --------------------------------
Name:  Christopher L. Scofield
     ------------------------------
Title: VP - Nestor Interactive
      -----------------------------

ACCEPTED AND AGREED TO AS
OF THE DATE OF THIS LETTER

LYCOS, INC.

By: /s/ Edward M. Philip
   ----------------------------

Name:  Edward M. Philip
     --------------------------

Title:   COO
      -------------------------

                                  APPENDIX B

                               STATEMENT OF WORK


The integration of the system subject to the present agreement will include the following tasks and responsibilities:

I.   Installation of Engage Suite:
     Sub-tasks:

     [**]

                                  APPENDIX C
                                   AGREEMENT

     AGREEMENT (the "Agreement") made this __ day of _________, 19__, by and between Nestor Interactive, Inc., a Delaware corporation, having a place of business at One Richmond Square, Providence, RI 02906 ("Nestor"), and Engage Technologies, Inc., a Delaware corporation having a place of business at 100 Brickstone Square, Andover, MA 01810 ("Licensee" and together with Nestor, the "Parties" and each singularly a "Party").

     Since Licensee wishes to acquire a non-exclusive limited license to copy and sublicense copies of a product developed by Nestor called InterSite ("Nestor Software") in connection with the license by Licensee of its product called the Engage Enterprise Suit (the "Subject Product") described in the Schedule to this Agreement (the "Schedule") to Lycos, Inc. (the "Sublicensee"), and in consideration of the mutual promises and covenants herein contained, the Parties agree as follows:

I.   Grant of License.
     ----------------

     A. Subject to the provisions of this Agreement, Nestor hereby grants to Licensee, and Licensee accepts a personal, nontransferable and non-exclusive license (the "License"), but only to deliver and sublicense to the Sublicensee for its use with the Subject Product the copies of the Nestor Software previously delivered to Licensee by Nestor. Licensee may not duplicate any of the Nestor Software. All rights not expressly granted to Licensee are reserved by Nestor.

     B. The License includes the Nestor Software in object code only and does not include source code ("source code" is a computer program or any part thereof in human-readable form; "object code" is a computer program restricted in its entirety to machine-executable instructions).

     C. If and to the extent the Nestor Software includes Software belonging to third-parties (the "Third-Party Software"), the License includes the right to use such Third-Party Software in accordance with the terms and conditions of this Agreement. Unless the context otherwise indicates to the contrary, as used in this Agreement the term Nestor Software shall include such Third-party Software.

II.  Right to Sublicense.
     -------------------

     A. The Nestor Software may be sublicensed only for use with a Subject Product. A sublicense of the Nestor Software (a "Sublicense") may not:

     (1) entail or contemplate a transfer of any right, title or interest in the Nestor Software,

     (2)  be granted except in connection with a license of a Subject Product,

     (3) be granted except for the internal use of the Nestor Software by the Sublicensee or,

     (4)  allow the Sublicensee to re-sublicense,

     B.   The Sublicense shall also provide or contain:

     (1) any terms and conditions contained in this Agreement that specifically apply to the Sublicense,

     (2) such terms and conditions as are necessary to effectuate the provisions and/or limitations on use of paragraphs IB, VB, C and D, VI and VII,

     (3) such terms and conditions as Nestor deems necessary or desirable to ensure the Sublicensee's compliance with the terms and conditions of the letter agreement (the "Letter Agreement") attached hereto in the Exhibit; and

     (4) that Nestor at its election shall have the right to enforce and/or enjoy the benefits of the provisions of the Sublicense relating to the Nestor Software.

     C. Licensee shall prior to use deliver to Nestor a copy of those provisions of the Sublicense that pertain to the Nestor Software.

III. Audit
     -----

     Licensee will keep such records as will enable its compliance with the terms and conditions of this Agreement to be accurately determined by Nestor. Such records will be retained by Licensee and made available to Nestor for examination at the request and at the expense of Nestor during reasonable business hours at the offices of Licensee set forth in the preamble to this Agreement for a period of at least five (5) years after the date of the transaction to which the records relate.

IV.  Indemnification.  Nestor assumes no obligation or liability for, and
     ---------------
Licensee will indemnify, defend and hold Nestor harmless from any expenses, damages, costs (including reasonable attorneys' fees) or losses resulting from, arising or relating to (i) the breach by Licensee of any of its agreements, warranties or duties contained in this Agreement or (ii) the use by Licensee of the Nestor Software and/or the Subject Product or (iii) the use by the Sublicensee of the Subject Product.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

V.   Warranties and Covenants.
     ------------------------

     A. Each Party does hereby warrant that this Agreement has been duly and validly authorized and executed by it and is its valid and binding obligation.

     B. NESTOR SOFTWARE IS LICENSED AS IS NESTOR AND ALL THIRD-PARTY SOFTWARE SUPPLIERS DO NOT WARRANT THAT THE NESTOR SOFTWARE AND THE TECHNOLOGY EMBODIED THEREIN ARE CAPABLE OF INDUSTRIAL REALIZATION OR COMMERCIAL EXPLOITATION NESTOR AND ANY THIRD PARTY SOFTWARE SUPPLIERS SHALL HAVE NO RESPONSIBILITY FOR THE CONSEQUENCES OF ANY SUCH FAILURE OF INDUSTRIAL REALIZATION OR COMMERCIAL EXPLOITATION. IT IS UNDERSTOOD THAT NESTOR AND ALL THIRD-PARTY SOFTWARE SUPPLIERS ARE NOT MAKING AND EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES THAT THE MANUFACTURE, USE, SUBLICENSING OR SALE OF THE SUBJECT PRODUCT WILL NOT INFRINGE THE PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER PROPRIETARY PROPERTY RIGHTS OF ANY THIRD PARTY. NESTOR AND ALL THIRD-PARTY. NESTOR AND ALL THIRD-PARTY SOFTWARE SUPPLIERS EXPRESSLY DISCLAIM, ANY AND ALL WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     C. REGARDLESS OF WHETHER ANY REMEDY HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL NESTOR OR ANY THIRD PARTY SOFTWARE SUPPLIER BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, NESTOR SOFTWARE OR THE USE OF THE SAME (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST SAVINGS, LOST PROFITS OR BUSINESS INTERRUPTION), EVEN IF NESTOR AND/OR THE THIRD-PARTY SOFTWARE SUPPLIERS HAVE BEEN INFORMED, ARE AWARE, OR SHOULD BE OR HAVE BEEN AWARE, OF THE POSSIBILITY OF SUCH DAMAGES. THE SOLE REMEDY FOR ANY DISK OR OTHER MACHINE READABLE MATERIAL SUPPLIED BY NESTOR WHICH IS PHYSICALLY DEFECTIVE SHALL BE REPLACEMENT OF SUCH DISK OR MATERIAL. IN NO EVENT WILL NESTOR OR ANY THIRD-PARTY SOFTWARE SUPPLIERS BE LIABLE IN DAMAGES OR OTHERWISE IN EXCESS OF [**].

     D.   Licensee further understands, agrees and/or warrants that:

     (1) it does not intend to and will not use, market, sublicense, disseminate or transfer in any way the Nestor Software in violation of any applicable law, rule or regulation of the United States, or any State of the United States or any foreign country of applicable jurisdiction (including without limitation any United States law, rule or regulation relating to technology export or transfer) and it will obtain at its own cost any required export licenses;

     (2) it will not accept any purchase order or contract (including without limitation any United States or foreign government contract) that by its terms or by the operation of law will abridge or otherwise diminish Nestor's rights in and/or to the Nestor Software (and that all such orders or contracts with any government or governmental agency will include "restricted" or "limited" rights provisions or be on no less favorable terms to Nestor);

     (3) it has all legal right and authority to conduct its activities as contemplated by this Agreement, including but not limited to the production and license of the Subject Product, which contain substantial valuable technology belonging to Licensee;

     (4) this Agreement is a license agreement only, not an agreement for the sale of any Copy of the Nestor Software, and neither Licensee nor the Sublicensee obtains any rights in or to the Nestor Software other than the limited right to use it, and in the case of the Licensee, the limited right to copy and sublicense, granted by the License and no right (except for such limited right) to create derivative works from, rent, lease, assign or otherwise use, sublicense, copy or transfer any Copy is granted, either expressly, by implication or otherwise;

     (5) it will not infringe the copyright or other proprietary rights in the Nestor Software; it will take all steps necessary to fully enforce the Sublicense against the Sublicensee and it and the Sublicensee are, to the maximum extent permitted by law, prohibited by law, prohibited from modifying, disassembling, decompiling, or "reverse engineering" any part of the Nestor Software;

     (6) it will take, and be solely responsible and liable for, all necessary or desirable steps to adequately support and maintain the Subject Product; provided, however, that the foregoing will not be deemed to make Licensee responsible for support and maintenance of the Nestor Software;

     (7) it will maintain the confidentiality of, and not disclose to any third party (except the Sublicensee), the existence or terms and conditions of this Agreement (including, without limitation, the Schedule and Exhibit);

     (8) it is solely responsible for warranting the Subject Products and liable for any warranty (either express, implied or otherwise) claims therefor and

     (9) it is solely responsible for all expenses incurred by it in its performance of its obligations under this Agreement which shall not include expenses related to the installation or maintenance of the Nestor Software.

     E. Nestor agrees to hold the Licensee harmless from any expenses and obligations relating to the installation, training and support of the Nestor Software. Licensee agrees to hold the Nestor harmless from any expenses and obligations relating to the installation, training and support of the Subject Product.

VI.  Expiration or Termination
     -------------------------

     A. This Agreement and the Licensee shall commence on the date hereof and continue until October 1, 1998 and shall thereafter renew automatically for successive one (1) year periods unless either Party gives the other written notice of cancellation at least thirty (30) days prior to the end of the initial term or any subsequent yearly anniversary date. It shall immediately terminate:

     (1) if Licensee or the Sublicensee liquidates, dissolves, shall be adjudicated insolvent, files or has filed against it a petition in bankruptcy or for reorganization, takes advantage of any insolvency act or proceeding, including an assignment for the benefit of creditors, or commits any other act of bankruptcy or

     (2) if Nestor's right to license to Licensee any Third-Party Software terminates or expires.

     B. Either Party may terminate this Agreement and the License by written notice to the other Party, if such other Party shall breach any provision of this Agreement and such breach continues for at least thirty (30) days after notice thereof, Nestor may terminate this Agreement and the License by written notice to the Licensee, or if the Sublicensee shall breach any provision of the Letter Agreement and such breach continues for at least thirty (30) days after notice thereof to the Sublicensee and the Licensee.

     C. Termination or expiration of this Agreement and the License shall not release Licensee from any of its obligations or liabilities accrued or incurred under this Agreement, or rescind or give rise to any right to rescind any payment made or other consideration given hereunder. Upon termination or expiration of this Agreement and the License, Licensee and the Sublicensee shall cease all marketing and other activities under the License and shall (i) (at Nestor's election) immediately deliver to Nestor or irretrievably destroy, or cause to be so delivered or destroyed, any and all Copies of the Nestor Software in whatever form and any written or other materials relating to the Nestor Software in Licensee's possession, custody or control and (ii) within thirty (30) days deliver to Nestor a certification thereof.

VII. Miscellaneous
     -------------

     A. Licensee shall not use or make reference to Nestor's patent rights, copyrights, trademarks, service marks and/or trade names without the advance written permission of Nestor.

     B. Neither this Agreement, the License or other interest hereunder shall be assignable by Licensee. Subject to the foregoing, this Agreement shall be for to the benefit of and be binding upon the Parties' successors.

     C. The headings and captions used in this Agreement are for convenience only and are not to be used in the interpretation of this Agreement.

     D. The failure of either Party to require performance of any provision of this Agreement shall not affect the right to subsequently require the performance of such or any other provision of this Agreement. The waiver of either Party of a breach of any provision shall not be taken or held to be a waiver of any subsequent breach of that provision or any subsequent breach of any other provision of this Agreement.

     E. The Parties are independent contractors and engage in the operation of their own respective businesses. Neither Party is the agent or employee of the other Party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the two Parties. Neither Party has the authority to enter into any contracts or assume any obligations for the other Party or to make any warranties or representations on behalf of the other Party.

     F. If any provision of this Agreement is, or is determined to be, invalid, illegal or unenforceable, all remaining provisions of this Agreement shall nevertheless remain in full force and effect, and no provision of this Agreement shall be deemed to be dependent upon any provision so determined to be invalid, illegal or unenforceable unless otherwise expressly provided for herein. Should any provision of this Agreement be found or held to be invalid, illegal or unenforceable, in whole or in part, such provision shall be deemed amended to render it enforceable in accordance with the spirit and intent of this Agreement.

     G. This Agreement has been entered into, delivered and is to be governed by, construed, interpreted and enforced in accordance with the laws of the State of New York (without giving reference to choice-of-law provisions) from time to time in effect. The Parties agree that the United Nations Convention on Contracts for the

International Sale of Goods shall not apply to any of the transactions which are contemplated by this Agreement.

     H. Any dispute arising out of or relating to this Agreement, the License, a breach thereof or Licensee's or Sublicensee's use of the Nestor Software shall be settled by arbitration before one neutral arbitrators (selected from a panel of attorney's having experience with and knowledge of computers and the computer business) in New York City and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrators to the Parties. In any such proceeding limited civil discovery shall be permitted for the production of documents, which shall be governed by the Federal Rules of Civil Procedure (without reference to any local rules of a particular court). All issues regarding discovery requests shall be decided by the arbitrator. Judgment upon the award of the arbitrator may be enforced in any court having jurisdiction thereof. The Parties hereby consent to the non-exclusive jurisdiction of the courts of the State of New York or to any Federal Court located within the State of New York for any action (i) to compel arbitration, (ii) to enforce the award of the arbitrator or (iii) at any time prior to the qualification and appointment of the arbitrator, for temporary, interim or provisional equitable remedies and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law.

     I. This Agreement contains the entire and exclusive agreement of the Parties with respect to its subject matter. This Agreement supersedes any agreements and understandings, whether written or oral, entered into by the Parties prior to its effective date and relating to its subject matter. No modification or amendment of this Agreement shall be effective unless it is stated in writing, specifically refers hereto and is executed on behalf of each Party.

     J. Except as otherwise specified, all notices, payments, certificates and reports hereunder shall be deemed given and in effect as of the date of mailing, when sent by express mail (or other overnight delivery service), postage prepaid, addressed to the Parties as set forth in the preamble to this Agreement directed in each case to the President of the Party receiving the notice or to such other addresses as the Parties may from time to time given written notice.

     K. Except for failures to make any payment when due, neither Party hereto shall be liable to the other for failure or delay in meeting any obligations hereunder as the result of strikes, lockouts, war, Acts of God, fire, flood or acts of government, if beyond the control of such Party.

     IN WITNESS WHEREOF, the Parties hereto have set their hands and seals by their duly authorized representatives as of the day and year first above written.


LICENSEE                                NESTOR INTERACTIVE, INC.


By:________________________             By:_____________________________
Title:                                  Title:
[Seal]                                  [Seal]

                                  APPENDIX D
                          SOFTWARE LICENSE AGREEMENT

This agreement ("Agreement") is made effective the 31st day of October, 1997 ("Effective Date") between Engage Technologies, Inc., with its principal offices at 100 Brickstone Square, Andover, Massachusetts 01801 ("ENGAGE") and Lycos, Inc., with a principal place of business at 500 Old Connecticut Path, Framingham, MA 01701-4576 ("LYCOS").

1.   SCOPE OF AGREEMENT

This Agreement sets forth the terms and conditions governing ENGAGE's delivery to LYCOS of the various ENGAGE Products and Services as described in the Schedule listed below or otherwise expressly made part hereof:

              Schedule A:  Software Product List and License Fees

2.   DEFINITIONS

2.1 "Documentation" means ENGAGE information provided to LYCOS in writing or fixed on other tangible form, including, but not limited to, manuals, lists, schematics, drawings and marketing, development, maintenance, pricing and/or product information.

2.2 "Domain Name(s)" means the name or names used by LYCOS for purposes of company identification on the Internet or intranets.

2.3 "Enterprise Server" means a computer server used by LYCOS to collect or combine information from one or more Local Servers.

2.4 "Local Server" means a computer server used by LYCOS to host one or more Domain Names.

2.5 "Product" and "Services" means any ENGAGE Software, ENGAGE Documentation and other materials or support services which are generally available from ENGAGE or are expressly classified as ENGAGE Products and Services herein which will be furnished by ENGAGE as set forth in Schedule(s) attached hereto.

2.6 "Schedule" means the document(s) incorporated by reference herein which describe the ENGAGE Products and Services which are to be furnished to LYCOS as part of this Software License Agreement.

2.7 "Software" means any computer programs in object code provided to LYCOS by ENGAGE and/or computer programs in which ENGAGE and its Licensors own proprietary rights, including any and all programs generated by the Software, or any modifications, enhancements, compilations, releases or updates which are licensed to ENGAGE by a third party and any related materials, including but not limited to ENGAGE Documentation relating thereto, as well as any subsequent revisions, iterations or updates provided to LYCOS by ENGAGE at ENGAGE's option.

3.   GRANT OF LICENSE

3.1 Subject to the terms and conditions of this Agreement and payment of the applicable license fees set forth in Schedule A: Software Product List and License Fees attached, ENGAGE hereby grants to LYCOS a personal, non-transferable (except for temporary transfer in the event of CPU malfunction), object code only, non-exclusive license to install and operate the ENGAGE Software and Documentation solely for the LYCOS's own internal use and only on one (1) computer central processing unit (CPU) located on one (1) Enterprise Server and one (1) Local Server and in association with one (1) Domain Name, and install and operate on additional Local Server CPU's and in association with additional Domain Names only in the event LYCOS purchases additional Local Server or Domain Name licenses as indicated in Schedule A or any Schedule subsequently attached to and made a part of this Agreement. LYCOS's use of Engage.Fusion shall be limited to the single designated CPU and single authorized user basis, or multiple CPU's and multiple users, as indicated in Schedule A or any Schedule subsequently attached to and made part of this Agreement, whereby the total number of CPUs and users may not exceed the number of authorized simultaneous CPU's and users for which Engage.Fusion license has been granted.

3.2 LYCOS shall not copy or permit any party to copy ENGAGE Software and Documentation, except to make a single copy solely for backup or archival purposes as necessary, but only with the inclusion of ENGAGE's and its licensors' restrictive rights, copyrights, trademarks and proprietary notices.

3.3 LYCOS shall not sublicense, disclose, disseminate, assign, timeshare or rent the Software in any manner or otherwise make ENGAGE Software available to any third party. LYCOS shall not, nor allow third parties to, modify, decompile, dissassemble or otherwise reverse engineer ENGAGE Software. The Software may be installed on computers located solely on the premises of the LYCOS within the United States of America. Use of the software for any purpose outside the stated scope of the software is prohibited.

3.4 Any modifications to the Software shall be considered derivative works owned by ENGAGE and/or its licensors which are licensed to LYCOS as Software under this Agreement.

3.5 Title, ownership, and all other rights in patents, copyrights, and trade secrets in the Software, including any and all programs generated by the Software, the

Documentation, and any copy, portion, or modification thereof, including all Derivative Works, shall remain in ENGAGE and/or its licensors and shall not transfer to LYCOS.

3.6 ENGAGE's licensors as well as Red Brick Systems, Inc. and its licensors remain third party beneficiaries to this Agreement.

3.7 This license is effective from the Effective Date and shall remain in effect until it is terminated as per Section 11.

4.   ENGAGE'S PERSONNEL POLICIES

4.1 ENGAGE reserves the right to determine the assignment of ENGAGE personnel for performance of this Agreement, replace or reassign such personnel, or subcontract with qualified third persons for part or all of the services required under any Schedule attached to this Agreement. No person performing services on behalf of ENGAGE hereunder shall be restricted or prevented from performing services for others that are similar to the services provided under this Agreement.

4.2 If services will be performed on LYCOS's premises, ENGAGE personnel will conform to LYCOS's reasonable work hours and security procedures.

5.   RISK OF LOSS

5.1 Risk of loss for all ENGAGE Products shall pass to LYCOS upon shipment by ENGAGE as herein provided. Unless otherwise provided in attached Schedule(s), all ENGAGE Products shall be shipped F.O.B. origin and LYCOS is responsible for all shipping and insurance costs. ENGAGE Products shall be deemed to be accepted on date of delivery.

6.   FEES AND PAYMENTS

6.1 The fees and payments are set forth in the Schedule A: Software Product List and License Fees and any other Schedules subsequently attached to this Agreement and exclude all costs of handling, transportation and insurance. LYCOS agrees to pay amounts equal to any taxes, including state and local use, sales, property, ad valorem and similar taxes resulting from this Agreement or any activities under this Agreement except for taxes based on ENGAGE's net income. All invoices are payable thirty (30) calendar days after the date of invoice. A finance charge shall be made on all past due invoiced balances at the rate of 1.5% per month or at the maximum rate permitted by law.

6.2  Deleted.

7.   OWNERSHIP OF INTELLECTUAL PROPERTY

7.1 All patent, copyright, trade secrets and other intellectual property or proprietary rights in ENGAGE Products or any parts or copies thereof, and title to and ownership of ENGAGE Products and Documentation shall not transfer to LYCOS but shall remain in ENGAGE and/or its licensors. ENGAGE Products are confidential and proprietary to ENGAGE and its licensors and LYCOS shall observe the proprietary nature thereof. LYCOS shall not disclose, provide or otherwise make available such ENGAGE Products or any parts or copies to any third party without the prior express written permission of ENGAGE. LYCOS shall take action by instruction or agreement with its employees who are permitted access to such ENGAGE Products, to protect the confidentiality thereof. LYCOS shall keep such ENGAGE Products secure, and prevent unauthorized access, copying or use thereof. LYCOS agrees to notify ENGAGE immediately of any unauthorized possession or use of such ENGAGE Products by any person or entity.

8.   PATENT AND COPYRIGHT INDEMNITY

8.1 ENGAGE shall defend any action, suit or proceeding brought against LYCOS which alleges that any ENGAGE Product infringes any U.S. patent or U.S. copyright and ENGAGE shall pay LYCOS's reasonable legal costs and damages awarded against LYCOS provided that LYCOS promptly notifies ENGAGE of the action and gives ENGAGE the opportunity, full authority, information and assistance for the defense of the action, but ENGAGE shall not be responsible for any legal costs incurred or settlement made without its consent. ENGAGE may, at its sole option and at its expense either: (i) replace or modify the ENGAGE Product so that infringement will not exist; (ii) remove the ENGAGE Product involved and refund LYCOS a portion of the price thereof as depreciated over a two (2) year life of the Software commencing upon the date of delivery; or (iii) obtain for LYCOS the right to continue using the ENGAGE Product. ENGAGE disclaims all other liability for copyright, patent or other infringement, including any incidental or consequential damages. ENGAGE shall have no liability for any infringement or claim thereof based upon: (i) the combination of ENGAGE Products with products not produced by ENGAGE, or (ii) modification or alteration of ENGAGE Products by third parties.

8.2 Any provision of this Agreement to the contrary notwithstanding, ENGAGE shall have no liability to LYCOS for any patent, copyright or other intellectual property infringement for any Product not produced by ENGAGE, whether alone or in combination with ENGAGE Products. Any vendor obligations regarding patent or copyright infringement for non-ENGAGE Products, if any, will be set forth in the applicable vendor agreement.

9.    LIMITED WARRANTY

9.1 ENGAGE warrants (i) each ENGAGE Product that is Software which is operated on ENGAGE approved hardware and software will substantially conform, for a period of ninety (90) days from shipment, to ENGAGE's specifications for software and hardware requirements prevailing at time of shipment. Receipt by ENGAGE of a written claim under this warranty, and return of such Software must occur within such period as a condition of this warranty. ENGAGE does not warrant that such Software will be error free or that all errors will be remedied. ENGAGE's entire liability and LYCOS's exclusive remedy under this warranty shall be for ENGAGE to make commercially reasonable efforts to remedy, in a manner deemed suitable to ENGAGE, any nonconformance reported in writing within the warranty period; and (ii) each ENGAGE Product that is classified as a Service will be performed in a workmanlike manner in accordance with reasonable commercial standards.

9.2 THE WARRANTIES STATED IN THIS SECTION AND THE REMEDIES SET FORTH HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS, ORAL OR WRITTEN, EXPRESS, IMPLIED OR STATUTORY, RESPECTING THIS AGREEMENT AND THE ENGAGE PRODUCTS AND SERVICES PROVIDED HEREUNDER. EXCEPT AS PROVIDED HEREIN ENGAGE AND IT'S LICENSORS MAKE NO REPRESENTATIONS, WARRANTIES OR INDEMNIFICATION, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT RESPECTING THIS AGREEMENT OR THE ENGAGE PRODUCTS OR SERVICES PROVIDED HEREUNDER. IN NO EVENT SHALL ENGAGE'S LIABILITY EXCEED THE TOTAL CHARGES PAID OR PAYABLE WITH RESPECT TO THE ENGAGE PRODUCTS OR SERVICES INVOLVED IN THE DAMAGE.

9.3 THE NESTOR SOFTWARE IS BEING LICENSED BY ENGAGE TO LICENSEE UNDER THIS AGREEMENT AS-IS. ENGAGE, NESTOR AND ALL THIRD-PARTY SOFTWARE SUPPLIERS DO NOT WARRANT THAT THE NESTOR SOFTWARE AND THE TECHNOLOGY EMBODIED THEREIN ARE CAPABLE OF INDUSTRIAL REALIZATION OR COMMERCIAL EXPLOITATION. ENGAGE, NESTOR AND ANY THIRD-PARTY SOFTWARE SUPPLIERS SHALL HAVE NO RESPONSIBILITY FOR THE CONSEQUENCES OF ANY SUCH FAILURE OF INDUSTRIAL REALIZATION OR COMMERCIAL EXPLOITATION.

10.   LIMITATION OF LIABILITY AND REMEDIES

10.1 ENGAGE'S LIABILITY FOR DAMAGES FOR ANY CAUSE WHATSOEVER REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT, SHALL BE LIMITED TO THE TOTAL AMOUNT PAID

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

TO ENGAGE UNDER THIS AGREEMENT. LYCOS RECOGNIZES THAT THE FEES HEREUNDER ARE BASED IN PART ON THE LIMITED WARRANTY AND LIMITATION OF LIABILITY AND REMEDIES SET FORTH ABOVE.

10.2 IN NO EVENT WILL ENGAGE OR ITS LICENSORS BE LIABLE FOR ANY (a) DAMAGES CAUSED BY LYCOS'S FAILURE TO PERFORM LYCOS' OBLIGATIONS, (b) DIRECT, INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST SAVINGS OR LOST DATA, EVEN IF ENGAGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (c) CLAIM AGAINST LYCOS BY ANY THIRD PARTY EXCEPT AS PROVIDED IN SECTION 8.1 PATENT AND COPYRIGHT INDEMNITY (d) CLAIM, WHETHER IN CONTRACT OR TORT, THAT AROSE MORE THAN ONE (1) YEAR PRIOR TO INSTITUTION OF SUIT THEREON, OR (e) DAMAGES, INCLUDING PRODUCT LIABILITY DAMAGES, CAUSED BY ANY NON-ENGAGE PRODUCT.

10.3 IN NO EVENT WILL ENGAGE, NESTOR OR ANY THIRD-PARTY SOFTWARE SUPPLIER BE LIABLE IN DAMAGES OR OTHERWISE IN EXCESS OF [**] WITH REGARD TO THE NESTOR SOFTWARE.

11.   TERM AND TERMINATION

11.1  Deleted.

11.2 LYCOS's license to use ENGAGE Products shall terminate upon LYCOS's failure to cure any breach of this Agreement within thirty (30) days of receipt of notice from ENGAGE of such breach

11.3 Section 11.1 notwithstanding, and except as permitted by this Agreement, the Software License provided hereunder shall automatically terminate if LYCOS copies, decompiles, disassembles, reverse engineers, provides, attempts to provide, or makes available the Software to any third party.

11.4 Upon any termination, LYCOS shall cease use of all such ENGAGE Products and immediately either return or destroy all copies and all other proprietary materials, including Confidential Information (as defined in Section 12.1) and certify in writing as to such destruction or return.

11.5 Sections of this Agreement which by their nature are meant to survive any termination thereof, including sections 2, 3, 7, 9, 10, 12, and 13, together with LYCOS's obligation to pay outstanding amounts due ENGAGE, shall survive the expiration or termination of this Agreement. Such provisions shall apply to each party's successors and assigns.

12.   CONFIDENTIAL INFORMATION

12.1 All information submitted by either LYCOS or ENGAGE to the other in connection with this Agreement and expressly identified in writing thereon as confidential or proprietary, including without limitation, ENGAGE Products and Services and LYCOS information, product and marketing information (collectively "Confidential Information"), shall be safeguarded by the recipient to the same extent recipient safeguards its own proprietary or confidential information and in any event with not less than a reasonable degree of protection. However, neither party is responsible for safeguarding information which is publicly available, or in its possession prior to this Agreement or obtained by it from third parties without restriction on disclosure, or developed without reference to the confidential or proprietary information hereby disclosed.

12.2 LYCOS agrees to treat the results of its evaluation and bench mark testing of the Software and any of LYCOS's suggestions for modifications or enhancements (collectively "Results") as Confidential Information. LYCOS shall grant no interviews or make public statements or presentations, either written or verbal, regarding the Results without the prior written permission of ENGAGE.

13.   GENERAL

13.1 LYCOS acknowledges that the export of any ENGAGE Products is or may be subject to export or import control and LYCOS agrees that any such items or the direct or indirect product thereof will not be exported (or re-exported from a country of installation) directly or indirectly, unless LYCOS obtains all necessary licenses from the U.S. Department of Commerce or other agency as required by law.

13.2 LYCOS may not sublicense, assign or otherwise transfer any license or any right, duty or obligation under this Agreement without ENGAGE's prior written consent.

13.3 Failure or delay by either party to exercise any right or remedy under this Agreement shall not constitute a waiver of such right or remedy.

13.4 This Agreement, including any attached Schedules, constitutes the entire agreement between the parties with respect to the subject matter hereof. Different or additional terms contained in purchase orders, other documents supplied by LYCOS, and all other communications, both oral and written, between the parties relating thereto, shall not apply. This Agreement may only be modified by a mutually agreed signed amendment executed by duly authorized representatives of the parties and attached hereto.

13.5 If any provision or portion of this Agreement or attached Schedule is held to be unenforceable or invalid, the remaining provisions and portions thereof shall nevertheless be given full force and effect, and the parties agree to negotiate, in good faith, a substitute valid provision which most nearly effects the parties' intent in entering this Agreement or attached Schedule.

13.6 Neither party will be deemed in default of any obligation hereunder nor be liable for any failure or delay in performance which results directly or indirectly from any cause beyond its reasonable control, including without limitation, "Acts of God", acts of civil or military authority, strikes, fire, theft, delays by suppliers, or action or inaction by the other party or any third party.

13.7 Nothing in this Agreement shall be construed to imply a joint venture, partnership or agency relationship between the parties and ENGAGE shall be considered an independent contractor when performing any Services under this Agreement.

13.8 Any written notice required to be provided pursuant to this Agreement shall be deemed given (a) if by hand delivery, upon receipt hereof; (b) if mailed, three (3) days after deposit in the U.S. mails, postage prepaid, certified mail, return receipt requested. All notices shall be addressed to the parties at the respective addresses indicated herein.

13.9 The ENGAGE Software and Product are a "commercial item," as that term is defined in 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212. The ENGAGE Software and Product are also "commercial computer software" as defined in 48 C.F.R. 252.227-7014(a)(1). Consistent with 48 C.F.R.
12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, all U.S. Government entities shall have only those rights, and shall be subject to all restrictions, set forth in this Agreement. Use, duplication, or disclosure by the U.S. Government is subject to the restrictions set forth in subparagraph (c) of the Commercial Computer Software-Restricted Rights clause of FAR 52.227-19.

13.10 The laws of the Commonwealth of Massachusetts shall govern this Agreement, excluding its choice of laws provisions. The U.N. Convention on the International Sale of Goods shall not apply to this Agreement. LYCOS waives all objections to personal jurisdiction and venue being in the appropriate federal, state and local courts in the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ENGAGE TECHNOLOGIES, INC.               LYCOS



  /s/ Andrew J. Hajducky                   /s/ Edward M. Philip
----------------------------------      -----------------------------------
Signature                               Signature

   Andrew J. Hajducky                       Edward M. Philip
----------------------------------      -----------------------------------
Name                                    Name

   Treasurer                                COO
----------------------------------      -----------------------------------
Title                                   Title

                                  Schedule A:

                         Product List and License Fees


                         No. of Copies            Location(s)

Engage.Discovery(TM)          1                   Lycos, Inc.
                                                  500 Old Connecticut Path
                                                  Framingham, MA  01701

Engage.Journal(TM)            1                   Lycos, Inc.
                                                  One Oxford Center
                                                  301 Grant St. Suite 525
                                                  Pittsburgh, PA 15219

Engage.Link(TM)               1                   Lycos, Inc.
                                                  One Oxford Center
                                                  301 Grant St. Suite 525
                                                  Pittsburgh, PA 15219

Engage.Portrait(TM)           1                   Lycos, Inc.
                                                  One Oxford Center
                                                  301 Grant St. Suite 525
                                                  Pittsburgh, PA 15219

InterSite(TM)*                1                   Lycos, Inc.
                                                  One Oxford Center
                                                  301 Grant St. Suite 525
                                                  Pittsburgh, PA 15219


Hereinafter these Engage Technologies products are also referred to as the Engage Suite as the term is used in the Service and License Agreement ("Service and License Agreement") between Lycos, Inc. and Engage Technologies Inc. dated as of October 29, 1997, which sets forth the mutually agreed consideration upon which this Engage Technologies Software License with Lycos, Inc. is based. The Engage Technology Software licensed hereunder may only be used in conjunction with Lycos Inc.'s performance of the Service and License Agreement. Any usage beyond the scope of the Service and License Agreement is prohibited unless agreed to in writing by Engage Technology and such permission shall not be unreasonably withheld.

*InterSite software is supplied to LYCOS subject to the attached Schedule B:
Additional Terms and Conditions in the software license between Nestor Interactive, Inc. and Engage Technologies, Inc.

                                  Schedule A:

                         Product List and License Fees


                         No. of Copies            Location(s)

Engage.Discover(TM)            1                To Be Determined

Engage.Journal(TM)             1                    T.B.D.

Engage.Link(TM)                1                    T.B.D.

Engage.Portrait(TM)            1                    T.B.D.

InterSite(TM)*                 1                    T.B.D.


Hereinafter these Engage Technologies products are also referred to as the Engage Suite as the term is used in the Service and License Agreement ("Service and License Agreement") between Lycos, Inc. and Engage Technologies Inc. dated as of September __, 1997, which sets forth the mutually agreed consideration upon which this Engage Technologies Software License with Lycos, Inc. is based. The Engage Technology Software licensed hereunder may only be used in conjunction with Lycos Inc.'s performance of the Service and License Agreement. Any usage beyond the scope of the Service and License Agreement is prohibited unless agreed to in writing by Engage Technology and such permission shall not be unreasonably withheld.


*InterSite software is supplied to LYCOS subject to the attached Schedule B:
Additional Terms and Conditions.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                  APPENDIX F

                                    PRICING

1.   Engage Software suite

     [**] (and subject to Engage Software License Agreement terms and conditions).

2.   Hosting Services

     Engage will provide the functionality described in Section 2 of the Agreement according to the following pricing schedule:

     2.1  Online Storage
          Up to [**]/month:
                [**] per month

     2.2  Processing
          Up to [**]
          Per day, requiring [**] of processing per Day at [**] per processing hour:
                [**] per month


     2.3  Staffing
          One staff dedicated to Lycos interface at [**] /month:
                                                          [**] per month

               Total minimum monthly charge:              [**] per month

3.   Integration

     One-time system integration charge:        [**]

4.   Price Review

     Engage and Lycos will meet at three month intervals from the date of signature of the present contract to review hosting charges based on Engage's costs and Lycos' volume ramp-up.

5.   Terms

     Net 30 days.